Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the SEC Filings (as defined below) of our reports dated March 26, 1997, except for
Note 13, as to which the date is April 8, 1997, with respect to the consolidated financial statements and schedules of the Peak Technologies Group. Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996. SEC Filings means: (i) Registration Statement on Form S-3 (No. 33-84956) dated October 10, 1994, as amended, and related Prospectus of the Peak Technologies Group, Inc. for the registration of 586,093 shares of its common stock; (ii) Registration Statement on Form S-3 (No.33-90850) dated March 31, 1995, as amended, and related Prospectus of The Peak Technologies Group, Inc.
for the registration of 944,500 shares of its common stock; (iii) Registration Statement on Form S-3 (No. 33-91952) dated May 5, 1995, as amended and related Prospectus of The Peak Technologies Group, Inc. for the registration of 1,859,139 shares of its common stock; (iv) Registration Statement on Form S-3 (No. 33-80963) dated December 29, 1995, as amended, and related Prospectus of The Peak Technologies
Group, Inc. for the registration  of 887,724 shares of its common stock;
(v) Registration Statement on Form S-3 (No. 333-3536), dated July 26, 1996, of The Peak Technologies Group, Inc. for the registration of 224,727 shares of its common stock; (vi) Registration Statement on Form S-8 (No. 33-94032), as amended, of The Peak Technologies Group, Inc.
for the registration of 500,000 shares of its common stock; (vii) Registration Statement on Form S-8 (No. 33-94034) of The Peak Technologies Group, Inc. for the registration of 250,000 shares of its common stock; and (viii) Registration Statement on Form S-8 (No. 33-54338) of The Peak Technologies Group, Inc. for the registration of 505,625 shares of its common stock; and (ix) Registration Statement on Form S-8 (No. 333-16783) of The Peak Technologies Group, Inc. for the registration of 500,000 shares of its common stock.

                                                    Ernst & Young LLP


MetroPark, New Jersey
April 11, 1997